Exhibit 99.01
NuStar Energy L.P. Reports Solid Earnings Results for the Third Quarter of 2016
Net Income of $0.49 per Limited Partner Unit Meets Partnership’s Guidance Expectations
Covers Distribution for Tenth Consecutive Quarter and On Track to Cover for Third Consecutive Year
Plan to Close on Terminal Acquisition by End of Fourth Quarter of 2016
Quarterly Distribution Previously Announced at $1.095 per Unit

SAN ANTONIO, November 2, 2016 - NuStar Energy L.P. (NYSE: NS) today announced that the partnership reported net income applicable to limited partners of $38.6 million, or $0.49 per unit, for the third quarter of 2016 and $123.4 million, or $1.58 per unit, for the nine months ended September 30, 2016.

Distributable cash flow (DCF) from continuing operations available to limited partners was $87.6 million for the third quarter of 2016, which allowed NuStar to cover its distribution to the limited partners by 1.02 times. For the nine months ended September 30, 2016, DCF from continuing operations available to limited partners was $277.5 million, which covered the distribution to the limited partners by 1.08 times.

Third quarter 2016 earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $142.3 million. For the nine months ended September 30, 2016, the partnership reported $434.5 million of EBITDA from continuing operations.

As previously announced on October 28, 2016, the third quarter 2016 distribution of $1.095 per unit will be paid on November 14, 2016 to holders of record as of November 8, 2016.

“We continued to benefit from strong refined product pipeline throughput volumes during the third quarter,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC. “In addition, 1.8 million barrels of recently leased storage at our Piney Point, Maryland facility and higher revenues at some of our terminal locations contributed to solid results from our storage segment.”

Barron went on to say, “These strong results from our base business, in combination with lower than expected operating expenses across all of our businesses during the quarter, allowed us to cover our distribution for the tenth consecutive quarter and we are on track to cover our distribution for a third consecutive year.”

Barron closed by saying, “By the end of the fourth quarter, we plan to close on the 1.15 million barrel terminal acquisition from Martin Midstream Partners L.P. in the Port of Corpus Christi that we announced on October 21, 2016. We are very pleased to make this acquisition that will not only solidify our presence in Corpus Christi, but will also give us the ability to serve a new pipeline as part of our Eagle Ford operations and provide us greater connectivity to domestic and international crude oil and refined products markets.

Third Quarter 2016 Earnings Conference Call Details

A conference call with management is scheduled for 10:00 a.m. CT today, November 2, 2016, to discuss the financial and operational results for the third quarter of 2016. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 94604384. International callers may access the discussion by dialing 661/378-9931, passcode 94604384. The partnership intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 94604384. International callers may access the playback by dialing 404/537-3406, passcode 94604384. The playback will be available until 1:00 p.m. CT on December 2, 2016.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at http://edge.media-server.com/m/p/m6imjyxv/lan/en or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.

-More-

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has approximately 8,700 miles of pipeline and 79 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 94 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s website at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes and/or the related conference call will include forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Statement of Income Data:
Revenues:
Service revenues	$277,758	$288,574	$814,727	$833,128
Product sales	163,660	204,992	470,198	785,993
Total revenues	441,418	493,566	1,284,925	1,619,121
Costs and expenses:
Cost of product sales	155,129	193,958	441,736	738,074
Operating expenses	117,432	122,634	335,315	355,419
General and administrative expenses	26,957	23,679	73,399	75,425
Depreciation and amortization expense	53,946	52,301	160,739	157,523
Total costs and expenses	353,464	392,572	1,011,189	1,326,441
Operating income	87,954	100,994	273,736	292,680
Interest expense, net	(35,022)	(33,448)	(103,374)	(98,309)
Other income (expense), net	362	1,776	(10)	61,892
Income from continuing operations before income tax expense	53,294	69,322	170,352	256,263
Income tax expense	2,153	4,306	9,293	9,797
Income from continuing operations	51,141	65,016	161,059	246,466
Income from discontinued operations, net of tax	—	—	—	774
Net income	$51,141	$65,016	$161,059	$247,240
Net income applicable to limited partners	$38,592	$52,911	$123,410	$209,881
Basic and diluted net income per unit applicable to limited partners:
Continuing operations	$0.49	$0.68	$1.58	$2.68
Discontinued operations	—	—	—	0.01
Total	$0.49	$0.68	$1.58	$2.69
Basic weighted-average limited partner units outstanding	78,031,053	77,886,078	77,934,802	77,886,078

Other Data (Note 1):
EBITDA from continuing operations	$142,262	$155,071	$434,465	$512,095
DCF from continuing operations available to limited partners	$87,613	$89,360	$277,460	$288,280

	September 30,			December 31,
	2016	2015		2015
Balance Sheet Data:
Total debt	$3,160,049	$3,151,359		$3,139,612
Partners’ equity	$1,469,993	$1,653,900		$1,609,844

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Pipeline:
Refined products pipelines throughput (barrels/day)	536,509	531,034	532,275	512,340
Crude oil pipelines throughput (barrels/day)	384,359	477,537	398,229	483,974
Total throughput (barrels/day)	920,868	1,008,571	930,504	996,314
Throughput revenues	$122,481	$131,395	$362,929	$378,030
Operating expenses	41,331	41,199	110,494	113,141
Depreciation and amortization expense	22,228	21,660	65,696	62,893
Segment operating income	$58,922	$68,536	$186,739	$201,996
Storage:
Throughput (barrels/day)	810,470	872,877	788,963	903,506
Throughput terminal revenues	$30,239	$32,051	$88,307	$98,365
Storage terminal revenues	127,528	130,052	373,733	371,714
Total revenues	157,767	162,103	462,040	470,079
Operating expenses	69,722	73,505	206,883	220,137
Depreciation and amortization expense	29,625	28,612	88,661	88,227
Segment operating income	$58,420	$59,986	$166,496	$161,715
Fuels Marketing:
Product sales and other revenue	$166,191	$206,696	$476,499	$790,719
Cost of product sales	157,567	198,006	450,705	750,086
Gross margin	8,624	8,690	25,794	40,633
Operating expenses	8,961	10,509	25,512	29,877
Segment operating (loss) income	$(337)	$(1,819)	$282	$10,756
Consolidation and Intersegment Eliminations:
Revenues	$(5,021)	$(6,628)	$(16,543)	$(19,707)
Cost of product sales	(2,438)	(4,048)	(8,969)	(12,012)
Operating expenses	(2,582)	(2,579)	(7,574)	(7,736)
Total	$(1)	$(1)	$—	$41
Consolidated Information:
Revenues	$441,418	$493,566	$1,284,925	$1,619,121
Cost of product sales	155,129	193,958	441,736	738,074
Operating expenses	117,432	122,634	335,315	355,419
Depreciation and amortization expense	51,853	50,272	154,357	151,120
Segment operating income	117,004	126,702	353,517	374,508
General and administrative expenses	26,957	23,679	73,399	75,425
Other depreciation and amortization expense	2,093	2,029	6,382	6,403
Consolidated operating income	$87,954	$100,994	$273,736	$292,680

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Notes:

(1)
NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions.

Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management as our board of directors believes DCF appropriately aligns management’s interest with our unitholders’ interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income, or for any period presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of our non-GAAP financial measures:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income from continuing operations	$51,141	$65,016	$161,059	$246,466
Interest expense, net	35,022	33,448	103,374	98,309
Income tax expense	2,153	4,306	9,293	9,797
Depreciation and amortization expense	53,946	52,301	160,739	157,523
EBITDA from continuing operations	142,262	155,071	434,465	512,095
Interest expense, net	(35,022)	(33,448)	(103,374)	(98,309)
Reliability capital expenditures	(8,512)	(9,239)	(25,834)	(22,066)
Income tax expense	(2,153)	(4,306)	(9,293)	(9,797)
Distributions from joint venture	—	—	—	2,500
Mark-to-market impact of hedge transactions (a)	(3,954)	(4,852)	6,492	(4,531)
Unit-based compensation (b)	1,291	—	3,499	—
Other items (c)	6,567	(1,100)	9,903	(53,314)
DCF from continuing operations	$100,479	$102,126	$315,858	$326,578
Less DCF from continuing operations available to general partner	12,866	12,766	38,398	38,298
DCF from continuing operations available to limited partners	$87,613	$89,360	$277,460	$288,280

Distributions applicable to limited partners	$85,943	$85,285	$256,513	$255,855
Distribution coverage ratio (d)	1.02x	1.05x	1.08x	1.13x

(a)
DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

(b)
In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)
Other items consist of (i) adjustments for throughput deficiency payments and construction reimbursements for all periods presented and (ii) in 2015, a $56.3 million non-cash gain associated with the Linden terminal acquisition on January 2, 2015.

(d)	Distribution coverage ratio is calculated by dividing DCF from continuing operations available to limited partners by distributions applicable to limited partners.